UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

REVOLUTION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC
Warrants to purchase 0.1112 shares of common stock expiring 2026	RVMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2026, Steve Kelsey, M.D., FRCP, FRCPath, informed Revolution Medicines, Inc. (the “Company”) of his intent to retire from his employment with the Company effective as of January 4, 2027. Dr. Kelsey will transition from his role as the Company’s president, research and development to a new position as senior advisor to the chief executive officer effective as of July 1, 2026.

Upon his retirement from the Company, Dr. Kelsey will be eligible to receive certain benefits under the Company’s retirement policy for equity awards.

The Company currently contemplates appointing Dr. Kelsey to its board of directors (the “Board”) effective as of his retirement on January 4, 2027, subject to Board approval.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026. Only stockholders of record as of the close of business on April 23, 2026, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 212,592,561 shares of the Company’s common stock, par value $0.0001 per share, excluding any treasury shares, were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is described below.

Proposal 1. The Company’s stockholders elected two Class III directors to hold office until the 2029 annual meeting of stockholders or until their respective successors are elected and qualified. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alexis Borisy	127,181,172	33,660,532	20,813,641
Mark A. Goldsmith, M.D., Ph.D.	157,681,628	3,160,076	20,813,641

Proposal 2. The Company’s stockholders ratified the appointment, by the audit committee of the Company’s board of directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
181,309,783	206,306	139,256

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, pursuant to the compensation disclosure rules of the SEC. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,110,825	5,554,146	176,733	20,813,641

No other items were presented for stockholder approval at the Annual Meeting.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws, including statements regarding Dr. Kelsey’s planned retirement and the timing thereof, his transition to the role of senior advisor to the chief executive officer and the appointment of Dr. Kelsey to the Board upon his retirement. Forward-looking statements represent the Company’s current expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results, events, or circumstances to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, that Dr. Kelsey’s retirement, transition, or continued service may not occur on the anticipated timeline or terms; that the contemplated appointment of Dr. Kelsey to the Board remains subject to Board approval and may not occur; the Company’s ability to attract, retain, and transition key personnel; and other risks relating to the Company’s business, including those described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on May 6, 2026, and in the other periodic and current reports that the Company files from time to time with the SEC. The forward-looking statements included in this report speak only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or developments, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: June 22, 2026	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer